                                                                 EXHIBIT 5(b)

                         INVESTMENT ADVISORY AGREEMENT

       THIS AGREEMENT, as made the ____ day of __________, 199_, by and between A I M Advisors, Inc. (the "Adviser"), a Delaware corporation, and AIM Advisor Funds, Inc., a Maryland corporation (the "Fund").

                             W I T N E S S E T H :

       WHEREAS, the Fund is a corporation organized under the laws of the State of Maryland; and

       WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and is currently divided into seven series (the "Shares"), and which may be divided into additional series, each representing an interest in a separate portfolio of investments (such series as are presently structured being designated as the AIM Advisor Large Cap Value Fund, AIM Advisor Income Fund, AIM Advisor Flex Fund, AIM Advisor MultiFlex Fund, AIM Advisor Real Estate Fund, AIM Advisor International Value Fund, and AIM Advisor Cash Management Fund. Such series, together with any future series, are hereinafter referred to as the "Series"); and

       WHEREAS, the Fund desires that the Adviser manage its investment operations and provide it with certain other services, and the Adviser desires to manage said operations and to provide such other services;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

       1. Investment Management Services. The Adviser hereby agrees to manage the investment operations of the Fund's Series, subject to the terms of this Agreement and to the supervision of the Fund's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Fund:

              (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund's Series, and to execute all purchases and sales of portfolio securities;

              (b) to maintain a continuous investment program for the Fund's Series, consistent with (i) the Series' investment policies as set forth in the Fund's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"), and in any Prospectus and/or Statement of Additional Information of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;
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              (c)    to determine what securities are to be purchased or sold
       for the Fund's Series, unless otherwise directed by the Directors of the Fund, and to execute transactions accordingly;

              (d) to provide to the Fund's Series the benefit of all of the investment analyses and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

              (e) to determine what portion of the Fund's Series should be invested in the various types of securities authorized for purchase by the Fund; and

              (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Series' securities shall be exercised.

       With respect to execution of transactions for the Fund's Series, the Adviser is authorized to employ such brokers or dealers as may, in the Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, sale of Fund shares, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Adviser effects securities transactions on behalf of the Fund may be used by the Adviser in servicing all of its accounts, and not all such services may be used by the Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction; or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund. Fund transactions may be effected through qualified broker-dealers who recommend the Fund to their clients, or who act as agent in the purchase of the Fund's shares for their clients. When a number of brokers and dealers can provide comparable best price and execution on a particular transaction, the Adviser may consider the sale of Fund shares by a broker or dealer in selecting among qualified broker-dealers.
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       2.     Other Services and Facilities. The Adviser shall, in addition, supply at its own expense all supervisory and administrative services and facilities necessary in connection with the day-to-day operations of the Fund's Series (except those associated with the preparation and maintenance of certain required books and records and certain sub-accounting services, which services and facilities are provided under separate Accounting Services, Transfer Agency and Administrative Services Agreements between the Adviser and A I M Fund Services, Inc., and those operational services which are necessary for the day-to-day operations of the Fund's Series, which services are provided under a separate Operating Services Agreement dated August 1, 1997, between the Fund and the Adviser (the "Operating Services Agreement"). These services shall include, but not be limited to: supplying the Fund with officers, clerical staff and other employees, if any, who are necessary in connection with the Fund's operations; furnishing office space, facilities, equipment, and supplies; conducting periodic compliance reviews of the Fund's operations; preparation and review of certain required documents, reports and filings (including required reports to the Securities and Exchange Commission (the "SEC"), and other corporate documents of the Fund), except insofar as the assistance of independent accountants or attorneys is necessary or desirable; supplying basic telephone service and other utilities; and preparing and maintaining the books and records required to be prepared and maintained by the Fund pursuant to Rule 31a-1(b)(4), (5), (9), and (10) under the Investment Company Act. All books and records prepared and maintained by the Adviser for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, the Adviser shall surrender to the Fund such of the books and records so requested.

       3. Payment of Costs and Expenses. The Adviser shall bear the costs and expenses of all personnel, facilities, equipment and supplies reasonably necessary to provide the services required to be provided by the Adviser under this Agreement. The Adviser shall pay all of the costs and expenses associated with the Fund's operations and activities, except those expressly assumed by the Fund under this Agreement, which shall consist of:

              (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund in connection with securities transactions to which the Fund is a party or in connection with securities owned by the Fund's Series;

              (b) the interest on indebtedness, if any, incurred by the Fund;

              (c) extraordinary expenses, including unexpected franchise or income taxes, or business license and other corporate fees (not including SEC and state securities registration fees) that are not anticipated which the Fund will be required to pay to federal, state, county, city, or other governmental agents, and fees and disbursements of Fund counsel in connection with litigation by or against the Fund;

              (d) the expenses of distributing shares of the Fund but only if and to the extent permissible under a plan of distribution adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act; and
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              (e)    all fees paid by the Fund for operational services which
       are necessary for the day-to-day operations of the Fund's Series under the Operating Services Agreement.

       4. Use of Affiliated Companies. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement, and further provided that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

       5. Compensation of the Adviser. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each of the Fund's Series, as determined by valuations made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Adviser shall be computed at the annual rates indicated in Schedule A hereto. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 5, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

       No advisory fee shall be paid to the Adviser with respect to any assets of the Fund's Series which may be invested in any other investment company for which the Adviser serves as investment adviser or sub-adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. If, in any given year, the sum of a Series' expenses exceeds the state-imposed annual expense limitation, if any to which the Fund is subject, the Adviser will be required to reimburse that Series for such excess expenses promptly. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by that Series in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

       6. Avoidance of Inconsistent Positions and Compliance with Laws. In connection with purchases or sales of securities for the investment portfolios of the Fund's Series, neither the Adviser nor its officers or employees will either act as a principal or agent for any party other than the Fund's Series or receive any commissions. The Adviser will comply with all applicable laws in
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acting hereunder including, without limitation, the Investment Company Act; the
Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

       7. Duration and Termination. With respect to each of the Fund's Series, this Agreement is subject to approval by a majority of the outstanding voting securities of that Series, and shall become effective as of the date so written above with respect to each Series for which such approval has been obtained, and unless sooner terminated as hereinafter provided, shall remain in force with respect to each such Series for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of such Series or by the Directors of the Fund, and (ii) by a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund by votes cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may, on 60 days' prior written notice, be terminated as to the Fund or as to any one or more of the Series without the payment of any penalty, by the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund's Series, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the SEC conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Investment Company Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 7, the definitions contained in
Section 2(a) of the Investment Company Act and the applicable rules under the Investment Company Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

       The Adviser agrees to furnish to the Directors of the Fund such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

       Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in paragraph 5 earned prior to such termination.

       8. Non-Exclusive Services. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Fund's Series. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund's Series in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund's Series and the Adviser's other customers. It is understood that directors, officers, employees and shareholders of the Fund are or
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may become interested in the Adviser and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Adviser, and its affiliates are or may become interested in the Fund as directors, officers and employees.

       9.     Miscellaneous Provisions.

       Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

       Amendments Hereof. No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Fund and the Adviser. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any of the Fund's Series as to which such amendment is applicable (other than an amendment which can be effective without shareholder approval under applicable law).

       Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

       Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

       Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Texas. To the extent that the applicable laws of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the Investment Company Act, the latter shall control.

       10. License Agreement. The Fund shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Fund with respect to such series of shares.
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  IN WITNESS WHEREOF, the Adviser and the Fund each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, on the date first above written.



                                           AIM ADVISOR FUNDS, INC.

                                           By:
                                                -----------------------------
                                                  President
ATTEST:

-------------------------------------
              Secretary

                                           A I M ADVISORS, INC.



                                           By:
                                                -----------------------------
                                                  President

ATTEST:


-------------------------------------
              Secretary

                                   SCHEDULE A
                                       TO
                         INVESTMENT ADVISORY AGREEMENT
                           OF AIM ADVISOR FUNDS, INC.


       Pursuant to Clause 5 of the Investment Advisory Agreement, fees payable thereunder to the Adviser shall be calculated by applying the following annual rates to the average daily net assets of each Series:

                         SERIES                       ANNUAL FEE RATE
                         ------                       ---------------
       AIM Advisor Large Cap Fund                          0.75%
       AIM Advisor Flex Fund                               0.75%
       AIM Advisor Real Estate Fund                        0.90%
       AIM Advisor MultiFlex Fund                          1.00%
       AIM Advisor International Value Fund                1.00%
       AIM Advisor Income Fund                             0.65%
       AIM Advisor Cash Management Fund                    0.50%